Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS STRONG FIRST QUARTER

2014 EARNINGS

•	Acquisition of F&M Bancorporation Inc. completed on April 1, 2014

•	First quarter 2014 earnings per share (diluted) increased 17.4% to $1.01 compared with the first quarter 2013

•	Net income increased $17.832 million or 36.2% compared with the first quarter 2013

•	Nonperforming assets remain low at 0.11% of first quarter average earning assets

•	Loans increased $2.489 billion or 47.3% compared with the first quarter 2013

•	Deposits increased $3.747 billion or 32.0% compared with the first quarter 2013

•	Named to the 2013 Keefe Bruyette & Woods Honor Roll

HOUSTON, April 23, 2014. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended March 31, 2014, of $67.137 million or $1.01 per diluted common share, an increase in net income of $17.832 million or 36.2%, compared with $49.305 million, and an increase in diluted earnings per share of 17.4%, compared with $0.86 per diluted common share for the same period in 2013.

“I am honored and excited to share with everyone the great results we had in the first quarter of 2014. We were again named the Best Bank in America by Forbes magazine. In fact, we were recognized in both 2012 and 2014 as the Best Bank in America. The earnings speak for themselves, with diluted earnings per share of $1.01 for the quarter, an increase of 17.4% compared with the first quarter of 2013. We continued to see good organic loan growth. Excluding loans acquired in acquisitions, loans at March 31, 2014 grew 8.2% compared with March 31, 2013 and 1.8% (7.2% annualized) on a linked quarter basis. We continue to see strong organic deposit growth as well,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“We are finished with the operational integration of First Victoria National Bank and could not be more pleased. All of the associates with First Victoria have been great and have taken a number of leadership roles in our company. We completed the acquisition of F&M Bank this month and expect the operational integration to take place in June. We are very excited about this transaction and look forward to a great future and relationship with all of the associates of F&M,” continued Zalman.

“I am also pleased to announce Prosperity Bancshares’ inclusion into the 2013 Keefe Bruyette & Woods Honor Roll. To qualify for this honor, the company must maintain extraordinarily high quantitative metrics for the last 10 years. “Thirty-one banking institutions posted a 10-year record worthy of admission to this year’s KBW Honor Roll,” added Zalman.

“I continue to see growth and prosperity for our company. Texas and Oklahoma continue to have some of the best economies in the United States. We continue to see large population gains, low unemployment, strong housing markets, strong construction, commercial, manufacturing markets and an influx of companies moving operations to Texas and Oklahoma because of a friendly business climate supported by state government,” concluded Zalman.

Prosperity’s management uses certain non–GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended March 31, 2014

For the three months ended March 31, 2014, net income was $67.137 million compared with $49.305 million for the same period in 2013. Net income per diluted common share was $1.01 for the three months ended March 31, 2014 compared with $0.86 for the same period in 2013. Net income for the quarter includes the effects of one-time gains on sale of assets of $3.310 million and one-time merger expenses of $731 thousand. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2014 were 1.43%, 9.52% and 24.23%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.04% for the three months ended March 31, 2014.

Net interest income before provision for credit losses for the quarter ended March 31, 2014, increased 32.9% to $143.691 million compared with $108.082 million during the same period in 2013. The increase was primarily due to a 25.1% increase in average interest-earning assets for the same period. The net interest margin on a tax equivalent basis for the three months ended March 31, 2014 increased to 3.62% compared with 3.42% for the same period in 2013 and decreased from 3.82% for the three months ended December 31, 2013. Linked quarter net interest income before provision for credit losses decreased 1.2% or $1.778 million to $143.691 million compared with $145.469 million during the three months ended December 31, 2013, primarily due to a $6.5 million decrease in purchase accounting adjustments from purchased loans. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis decreased on a linked quarter basis from 3.35% for the quarter ended December 31, 2013 to 3.33% for the quarter ended March 31, 2014.

Noninterest income increased $5.163 million or 22.0% to $28.604 million for the three months ended March 31, 2014, compared with $23.441 million for the same period in 2013. This increase was primarily due to gains on the sale of assets described below and an increase in fees and service charges as a result of the additional accounts acquired in the acquisitions consummated during 2013. Additionally, trust and brokerage income increased as a result of the additional products and services acquired through the FVNB Corp. and its wholly-owned subsidiary, First Victoria National Bank (collectively, “FVNB”) acquisition in 2013. These increases were partially offset by a decrease in debit card income as a result of the Durbin Amendment that became effective on July 1, 2013. This Federal Reserve rule is applicable to financial institutions that have assets of $10 billion or more and imposes limits on the amount of interchange, or swipe, fees that can be collected. On a linked quarter basis, noninterest income increased $3.446 million or 13.7% primarily due to a $2.224 million gain on the sale of the agent bank credit card and agent bank merchant processing business of Bankers Credit Card Services, Inc., a subsidiary acquired as part of the acquisition of Coppermark Bancshares, Inc. and its wholly-owned subsidiary, Coppermark Bank (collectively “Coppermark”) and $1.086 million in gains on the sale of real property.

Noninterest expense increased $15.267 million or 27.4% to $71.034 million for the three months ended March 31, 2014, compared with $55.767 million for the same period in 2013. This increase was primarily due to additional noninterest expenses associated with the acquisitions of Coppermark and FVNB. On a linked quarter basis, noninterest expense increased 3.6% or $2.442 million primarily due to the additional noninterest expenses associated with the full quarter effect of the FVNB acquisition. Additionally, one-time pre-tax merger expenses of $731 thousand primarily related to the FVNB acquisition were recorded during the first quarter of 2014.

Loans at March 31, 2014 were $7.752 billion, an increase of $2.489 billion or 47.3%, compared with $5.263 billion at March 31, 2013, primarily due to the addition of Coppermark and FVNB. Linked quarter loans decreased $22.821 million or 0.30% from $7.775 billion at December 31, 2013.

Deposits at March 31, 2014 were $15.460 billion, an increase of $3.747 billion or 32.0% compared with $11.713 billion at March 31, 2013, primarily due to the addition of Coppermark and FVNB. Linked quarter deposits increased $168.786 million or 1.10% from $15.291 billion at December 31, 2013.

Average loans increased 47.3% or $2.492 billion to $7.756 billion for the quarter ended March 31, 2014, compared with $5.264 billion for the same period in 2013. On a linked quarter basis, average loans increased 7.2% or $517.559 million from $7.238 billion for the quarter ended December 31, 2013. Average deposits increased 30.8% or $3.622 billion to $15.382 billion for the quarter ended March 31, 2014, compared with $11.760 billion for the same period of 2013. On a linked quarter basis, average deposits increased 8.4% or $1.191 billion from $14.191 billion for the quarter ended December 31, 2013.

The table below provides detail on loans acquired and deposits assumed in the acquisitions of East Texas Financial Services Inc. and First Federal Bank Texas (collectively “East Texas Financial Services”), Coppermark and FVNB completed on January 1, 2013, April 1, 2013 and November 1, 2013, respectively:

Balance Sheet Data (at period end) (In thousands)
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since respective acquisition dates):
East Texas Financial Services	$92,474	$99,281	$104,403	$111,626	$117,863
Coppermark	580,416	616,333	688,656	772,965	—
FVNB	1,509,927	1,588,238	—	—	—
All other	5,569,583	5,471,369	5,389,530	5,287,892	5,145,161

Total loans	$7,752,400	$7,775,221	$6,182,589	$6,172,483	$5,263,024

Deposits assumed (including new deposits since respective acquisition dates):
East Texas Financial Services	$76,734	$81,200	$90,649	$88,289	$98,359
Coppermark	1,014,436	1,031,993	1,073,567	1,087,137	—
FVNB	2,164,824	2,239,415	—	—	—
All other	12,204,063	11,938,663	11,291,583	11,333,224	11,615,108

Total deposits	$15,460,057	$15,291,271	$12,455,799	$12,508,650	$11,713,467

As reflected in the table above, loan and deposit growth was impacted by the acquisitions of East Texas Financial Services, Coppermark and FVNB. Excluding loans acquired in these acquisitions and new production at the acquired banking centers since the respective acquisition dates, loans at March 31, 2014 grew $424.422 million or 8.2% compared with March 31, 2013 and increased $98.214 million or 1.8% (7.2% annualized) on a linked quarter basis. Excluding deposits assumed in these acquisitions and new deposits generated at the acquired banking centers since the respective acquisition dates, deposits at March 31, 2014 grew $588.955 million or 5.1% compared with March 31, 2013 and increased $265.400 million or 2.2% (8.8% annualized) on a linked quarter basis.

At March 31, 2014, Prosperity had $18.913 billion in total assets, $7.752 billion in loans and $15.460 billion in deposits. Assets, loans and deposits at March 31, 2014 increased by 25.4%, 47.3% and 32.0%, respectively, compared with their respective levels at March 31, 2013.

Asset Quality

Nonperforming assets totaled $18.696 million or 0.11% of quarterly average earning assets at March 31, 2014, compared with $18.133 million or 0.14% of quarterly average earning assets at March 31, 2013, and $22.504 million or 0.15% of quarterly average earning assets at December 31, 2013. The allowance for credit losses was 0.87% of total loans at March 31, 2014, 1.05% of total loans at March 31, 2013 and 0.87% of total loans at December 31, 2013. Excluding loans acquired that are accounted for under ASC Topics 310-20 and 310-30, the allowance for credit losses was 1.18% of remaining loans as of March 31, 2014, compared to 1.25% at March 31, 2013 and 1.25% at December 31, 2013, respectively. Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

The provision for credit losses was $600 thousand for the three months ended March 31, 2014 compared with $7.865 million for the three months ended December 31, 2013 and $2.800 million for the three months ended March 31, 2013.

Net charge offs were $786 thousand for the three months ended March 31, 2014 compared with $496 thousand for the three months ended December 31, 2013 and $315 thousand for the three months ended March 31, 2013.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 23, 2014 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s first quarter 2014 earnings. Individuals and investment professionals may participate in the call by dialing 866-952-1907, the reference code is PBUS.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at http://www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “About Us” tab and then the “Presentations & Calls” link.

Dividend

Prosperity Bancshares, Inc. declared a second quarter cash dividend of $0.240, to be paid on July 1, 2014 to all shareholders of record as of June 16, 2014.

Acquisition of F&M Bancorporation

On April 1, 2014, Prosperity completed the acquisition of F&M Bancorporation Inc. (“FMBC”) and its wholly-owned subsidiary The F&M Bank & Trust Company (“F&M Bank”) headquartered in Tulsa, Oklahoma. F&M Bank operated 13 banking offices; 9 in Tulsa, Oklahoma and surrounding areas, 3 in Dallas, Texas and 1 loan production office in Oklahoma City, Oklahoma. As of March 31, 2014, FMBC, on a consolidated basis, reported total assets of $2.412 billion, total loans of $1.738 billion and total deposits of $2.267 billion.

Under the terms of the definitive agreement, Prosperity issued 3,298,022 shares of Prosperity common stock plus $34.24 million in cash for all outstanding shares of FMBC capital stock. Accordingly, such information is not included in the quarter ended March 31, 2014 financial results.

Acquisition of FVNB Corp.

On November 1, 2013, Prosperity completed the acquisition of FVNB Corp. and its wholly-owned subsidiary First Victoria National Bank headquartered in Victoria, Texas. First Victoria National Bank operated 33 banking offices; 4 in Victoria, Texas; 7 in the South Texas area including Corpus Christi; 6 in the Bryan/College Station area; 5 in the Central Texas area including New Braunfels; and 11 in the Houston area including The Woodlands and Huntsville. As of September 30, 2013, FVNB, on a consolidated basis, reported total assets of $2.473 billion, total loans of $1.648 billion and total deposits of $2.195 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 5,570,667 shares of Prosperity common stock plus $91.250 million in cash for all outstanding shares of FVNB Corp. capital stock, which resulted in goodwill of $323.407 million as of March 31, 2014. Additionally, the Company recognized $18.411 million of core deposit intangibles as of March 31, 2014. These goodwill and core deposit intangible balances as of March 31, 2014 do not include subsequent fair value adjustments that are still being finalized.

Acquisition of Coppermark Bancshares, Inc.

On April 1, 2013, Prosperity completed the acquisition of Coppermark Bancshares, Inc. and its wholly-owned subsidiary, Coppermark Bank headquartered in Oklahoma City, Oklahoma. Coppermark operated 9 full-service banking offices; 6 in Oklahoma City, Oklahoma and surrounding areas and 3 in the Dallas, Texas area. As of March 31, 2013, Coppermark reported, on a consolidated basis, total assets of $1.248 billion, total loans of $847.558 million and total deposits of $1.120 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 3,258,718 shares of Prosperity common stock plus $60.0 million in cash for all outstanding shares of Coppermark Bancshares capital stock, which resulted in goodwill of $117.653 million. Additionally, the Company recognized $1.514 million of core deposit intangibles.

Acquisition of East Texas Financial Services, Inc.

On January 1, 2013, Prosperity completed the acquisition of East Texas Financial Services, Inc. (OTC BB: FFBT) and its wholly-owned subsidiary, First Federal Bank Texas (“Firstbank”). Firstbank operated 4 banking offices in the Tyler MSA, including 3 locations in Tyler, Texas and 1 location in Gilmer, Texas. As of December 31, 2012, East Texas Financial Services reported, on a consolidated basis, total assets of $165.955 million, total loans of $129.307 million and total deposits of $112.293 million.

Pursuant to the terms of the acquisition agreement, Prosperity issued 530,940 shares of Prosperity common stock for all outstanding shares of East Texas Financial Services capital stock, which resulted in goodwill of $15.007 million.

Prosperity Bancshares, Inc. ®

As of March 31, 2014, Prosperity Bancshares Inc. ®, recently named America’s Best Bank for 2014 by Forbes, is an $18.913 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management; Mortgage Services and Mobile Banking. Since completing the merger with F&M, Prosperity now operates 248 full-service banking locations; 63 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 38 in the Dallas/Fort Worth area; 22 in the East Texas area; 30 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 9 in the Tulsa, Oklahoma area.

Bryan/College Station Area -	Sachse	River Oaks	Rockport
Bryan	The Colony	Sugar Land	Sinton
Bryan-29th Street	Turtle Creek	SW Medical Center	Taft
Bryan-East	Turtle Creek LPO	Tanglewood	Victoria
Bryan-North	Westmoreland	Uptown	Victoria-Navarro
Caldwell		Waugh Drive	Victoria-North
College Station	Fort Worth -	Westheimer	Yoakum
Crescent Point	Haltom City	West University	Yorktown
Hearne	Keller	Woodcreek
Huntsville	Roanoke		West Texas Area -
Madisonville	Stockyards	Other Houston Area	Abilene -
Navasota		Locations -	Antilley Road
New Waverly	Other Dallas/Fort Worth	Angleton	Barrow Street
Rock Prairie	Locations -	Bay City	Cypress Street
Southwest Parkway	Arlington	Beaumont	Judge Ely
Tower Point	Azle	Cinco Ranch	Mockingbird
Wellborn Road	Ennis	Cleveland
	Gainesville	East Bernard	Lubbock -
Central Texas Area -	Glen Rose	El Campo	4th Street
Austin -	Granbury	Dayton	66th Street
183	Mesquite	Galveston	82nd Street
Allandale	Muenster	Groves	86th Street
Cedar Park	Sanger	Hempstead	98th Street
Congress	Waxahachie	Hitchcock	Avenue Q
Lakeway	Weatherford	Katy	North University
Liberty Hill		Katy-S. Mason Road	Texas Tech Student Union
Northland	East Texas Area -	Katy-Spring Green
Oak Hill	Athens	Liberty	Midland -
Research Blvd	Blooming Grove	Magnolia	Wadley
Westlake	Canton	Magnolia Parkway	Wall Street
	Carthage	Mont Belvieu
Other Central Texas	Corsicana	Nederland	Odessa -
Locations -	Crockett	Needville	Grandview
Bastrop	Eustace	Rosenberg	Grant
Canyon Lake	Gilmer	Shadow Creek	Kermit Highway
Dime Box	Grapeland	Spring	Parkway
Dripping Springs	Gun Barrel City	Sweeny
Elgin	Jacksonville	The Woodlands-I-45	Other West Texas Locations -
Flatonia	Kerens	The Woodlands-Research Forest	Big Spring
Georgetown	Longview	Tomball	Brownfield
Gruene	Mount Vernon	Waller	Brownwood
Kingsland	Palestine	West Columbia	Cisco
La Grange	Rusk	Wharton	Comanche
Lexington	Seven Points	Winnie	Early
New Braunfels	Teague	Wirt	Floydada
Pleasanton	Tyler-Beckham		Gorman
Round Rock	Tyler-South Broadway	South Texas Area -	Levelland
San Antonio	Tyler-University	Corpus Christi -	Littlefield
Schulenburg	Winnsboro	Airline	Merkel
Seguin		Calallen	Plainview
Smithville	Houston Area -	Carmel	San Angelo
Thorndale	Houston -	Northwest	Slaton
Weimar	Aldine	Saratoga	Snyder
	Allen Parkway	Timbergate
Dallas/Fort Worth Area -	Bellaire	Water Street	Oklahoma
Dallas -	Beltway		Central Oklahoma-
Abrams Centre	Clear Lake	Other South Texas	23rd Street
Balch Springs	Copperfield	Locations -	Edmond
Camp Wisdom	Cypress	Alice	Expressway
Cedar Hill	Downtown	Aransas Pass	I-240
Dallas – Central Expressway	Eastex	Beeville	Memorial
Forest Park	Fairfield	Colony Creek	Norman
Frisco	First Colony	Cuero
Frisco-West	Gessner	Edna	Tulsa-
Independence	Gladebrook	Goliad	Garnett
Kiest	Heights	Gonzales	Harvard
McKinney	Highway 6 West	Hallettsville	Memorial
McKinney-Stonebridge	Little York	Kingsville	Owasso
Midway	Medical Center	Mathis	Sheridan
Northwest Highway	Memorial Drive	Padre Island	S. Harvard
Plano	Northside	Palacios	Utica Square
Preston Forest	Pasadena	Port Lavaca	Utica Tower
Preston Road	Pecan Grove	Portland	Yale
Red Oak

- - -

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Balance Sheet Data (at period end)
Total loans	$7,752,400	$7,775,221	$6,182,589	$6,172,483	$5,263,024
Investment securities(A)	8,561,337	8,224,448	7,771,345	8,017,884	7,985,811
Federal funds sold	382	400	1,121	606	835
Allowance for credit losses	(67,096)	(67,282)	(59,913)	(56,176)	(55,049)
Cash and due from banks	349,860	380,990	269,987	250,542	180,577
Goodwill	1,672,004	1,671,520	1,351,782	1,350,834	1,235,743
Core deposit intangibles, net	39,702	42,049	25,233	26,688	26,514
Other real estate owned	7,372	7,299	7,432	10,244	9,913
Fixed assets, net	280,812	282,925	232,240	227,455	206,829
Other assets	316,360	324,458	272,463	270,158	227,117

Total assets	$18,913,133	$18,642,028	$16,054,279	$16,270,718	$15,081,314

Noninterest-bearing deposits	$4,142,042	$4,108,835	$3,368,357	$3,283,082	$2,995,828
Interest-bearing deposits	11,318,015	11,182,436	9,087,442	9,225,568	8,717,639

Total deposits	15,460,057	15,291,271	12,455,799	12,508,650	11,713,467
Securities sold under repurchase agreements	349,074	364,357	431,969	481,170	470,241
Other borrowings	40,451	10,689	605,951	781,215	576,768
Junior subordinated debentures	124,231	124,231	85,055	85,055	85,055
Other liabilities	98,566	64,662	86,393	69,346	86,328

Total liabilities	16,072,379	15,855,210	13,665,167	13,925,436	12,931,859
Shareholders’ equity(B)	2,840,754	2,786,818	2,389,112	2,345,282	2,149,455

Total liabilities and equity	$18,913,133	$18,642,028	$16,054,279	$16,270,718	$15,081,314

(A)	Includes $7,023, $7,512, $8,588, $9,724 and $12,054, in unrealized gains on available for sale securities for the quarterly periods ending March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.
(B)	Includes $4,565, $4,883, $5,582, $6,321 and $7,835, in after-tax unrealized gains on available for sale securities for the quarterly periods ending March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013

Income Statement Data
Interest income:
Loans	$107,144	$110,575	$94,236	$89,842	$81,464
Securities(C)	47,056	45,100	41,961	39,384	36,548
Federal funds sold and other earning assets	48	76	16	76	19

Total interest income	154,248	155,751	136,213	129,302	118,031

Interest expense:
Deposits	9,387	9,048	8,314	9,170	8,690
Securities sold under repurchase agreements	237	280	317	312	292
Junior subordinated debentures	775	730	610	606	605
Other borrowings	158	224	439	472	362

Total interest expense	10,557	10,282	9,680	10,560	9,949

Net interest income	143,691	145,469	126,533	118,742	108,082
Provision for credit losses	600	7,865	4,025	2,550	2,800

Net interest income after provision for credit losses	143,091	137,604	122,508	116,192	105,282

Noninterest income:
Nonsufficient funds (NSF) fees	8,870	9,669	8,649	8,346	8,509
Credit card, debit card and ATM card income	4,724	4,662	4,307	7,007	6,487
Service charges on deposit accounts	4,037	3,460	3,169	3,304	2,931
Trust income	1,800	1,542	901	896	1,017
Mortgage income	593	549	931	1,567	991
Brokerage income	1,269	719	233	263	303
Bank owned life insurance income	1,028	1,011	916	932	776
Net gain (loss) on sale of assets	3,310	40	126	(180)	1
Net (loss) gain on sale of other real estate	(60)	196	(864)	237	(105)
Other noninterest income	3,033	3,310	3,186	2,902	2,531

Total noninterest income	28,604	25,158	21,554	25,274	23,441

Noninterest expense:
Salaries and benefits	43,408	40,633	37,135	37,517	33,209
Net occupancy and equipment	5,339	4,893	5,094	4,669	4,278
Debit card, data processing and software amortization	3,184	3,333	2,756	3,249	2,570
Regulatory assessments and FDIC insurance	2,726	2,771	2,516	2,579	2,395
Core deposit intangibles amortization	2,045	1,594	1,455	1,341	1,755
Depreciation	3,201	3,072	2,679	2,464	2,378
Communications	2,737	2,468	2,397	2,410	2,196
Other real estate expense	396	176	75	237	223
Other noninterest expense	7,998	9,652	7,430	6,834	6,763

Total noninterest expense	71,034	68,592	61,537	61,300	55,767

Net income before taxes	100,661	94,170	82,525	80,166	72,956
Federal income taxes	33,524	31,199	27,247	26,322	23,651

Net income available to common shareholders	$67,137	$62,971	$55,278	$53,844	$49,305

(C)	Interest income on securities was reduced by net premium amortization of $12,280, $12,017, $15,136, $18,838 and $22,710 for the three month periods ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013

Profitability
Net income	$67,137	$62,971	$55,278	$53,844	$49,305

Basic earnings per share	$1.01	$0.98	$0.92	$0.89	$0.87
Diluted earnings per share	$1.01	$0.98	$0.91	$0.89	$0.86

Return on average assets (D)	1.43%	1.42%	1.37%	1.33%	1.33%
Return on average common equity (D)	9.52%	9.53%	9.31%	9.27%	9.23%
Return on average tangible common equity (D) (E)	24.23%	23.97%	22.14%	22.32%	22.30%
Tax equivalent net interest margin (F)	3.62%	3.82%	3.59%	3.43%	3.42%
Efficiency ratio(G)	42.04%	40.21%	41.59%	42.51%	42.40%

Liquidity and Capital Ratios
Equity to assets	15.02%	14.95%	14.88%	14.41%	14.25%
Tier 1 risk-based capital	13.85%	13.29%	14.74%	14.15%	14.77%
Total risk-based capital	14.59%	14.03%	15.55%	14.91%	15.61%
Tier 1 leverage capital	7.30%	7.44%	7.37%	7.07%	7.10%
Tangible equity to tangible assets(E)	6.56%	6.35%	6.90%	6.50%	6.42%

Other Data
Shares used in computed earnings per share
Basic	66,186	64,024	60,344	60,250	56,988
Diluted	66,280	64,173	60,504	60,394	57,134
Period end shares outstanding	66,261	66,048	60,383	60,315	57,014
Cash dividends paid per common share	$0.240	$0.240	$0.215	$0.215	$0.215
Book value per share	$42.87	$42.19	$39.57	$38.88	$37.70
Tangible book value per share(E)	$17.04	$16.27	$16.76	$16.05	$15.56

Common Stock Market Price
High	$67.68	$65.49	$62.00	$52.40	$47.56
Low	59.75	61.18	51.85	44.33	42.38
Period end closing price	66.15	63.39	61.84	51.79	47.39
Employees – FTE	2,888	2,995	2,454	2,496	2,304
Number of banking centers	236	238	218	219	224

(D)	Interim periods annualized.
(E)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.
(F)	Net interest margin for all periods presented is calculated on an actual 365 day basis.
(G)	Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2014				Dec 31, 2013				Mar 31, 2013
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$7,755,997	$107,144	5.60%		$7,238,438	$110,575	6.06%		$5,263,784	$81,464	6.28%
Investment securities	8,466,946	47,056	2.25	%(H)	7,992,673	45,100	2.24	%(H)	7,755,567	36,548	1.91	%(H)
Federal funds sold and other earning assets	101,700	48	0.19%		103,413	76	0.29%		34,793	19	0.22%

Total interest-earning assets	16,324,643	$154,248	3.83%		15,334,524	$155,751	4.03%		13,054,144	$118,031	3.67%

Allowance for credit losses	(67,222)				(60,170)				(53,242)
Noninterest-earning assets	2,550,893				2,502,276				1,849,461

Total assets	$18,808,314				$17,776,630				$14,850,363

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,554,366	$2,132	0.24%		$2,963,899	$1,899	0.25%		$2,659,489	$2,210	0.34%
Savings and money market deposits	4,992,442	3,155	0.26%		4,654,044	3,049	0.26%		3,790,416	2,829	0.30%
Certificates and other time deposits	2,816,701	4,100	0.59%		2,712,699	4,100	0.60%		2,370,499	3,651	0.62%
Securities sold under repurchase agreements	347,747	237	0.28%		398,100	280	0.28%		448,542	292	0.26%
Other borrowings	51,932	158	1.23%		210,492	224	0.42%		358,120	362	0.41%
Junior subordinated debentures	124,231	775	2.53%		111,172	730	2.61%		85,055	605	2.88%

Total interest-bearing liabilities	11,887,419	10,557	0.36	%(I)	11,050,406	10,282	0.37	%(I)	9,712,121	9,949	0.42	%(I)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	4,018,094				3,860,296				2,939,621
Other liabilities	82,288				223,394				62,716

Total liabilities	15,987,801				15,134,096				12,714,458

Shareholders’ equity	2,820,513				2,642,534				2,135,905

Total liabilities and shareholders’ equity	$18,808,314				$17,776,630				$14,850,363

Net interest income and margin		$143,691	3.57%			$145,469	3.76%			$108,082	3.36%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,052				2,152				2,125

Net interest income and margin (tax equivalent basis)		$145,743	3.62%			$147,621	3.82%			$110,207	3.42%

(H)	Yield on securities was impacted by net premium amortization of $12,280, $12,017 and $22,710 for the three month periods ended March 31,2014, December 31, 2013 and March 31, 2013, respectively.
(I)	Total cost of funds, including noninterest-bearing deposits, was 0.27%, 0.27% and 0.32% for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Adjustment to Loan Yield (J)
Interest on loans, as reported	$107,144	$110,575	$94,236	$89,842	$81,464
Less: Purchase accounting adjustment-loan discount accretion	(13,475)	(19,979)	(16,421)	(12,031)	(14,292)

Interest on loans without discount accretion	$93,669	$90,596	$77,815	$77,811	$67,172

Average loans	$7,755,997	$7,238,438	$6,173,394	$6,114,598	$5,263,784
Loan yield without discount accretion	4.90%	4.97%	5.00%	5.10%	5.18%
Loan yield, as reported	5.60%	6.06%	6.06%	5.89%	6.28%

Adjustment to Securities Yield (J)
Interest on securities, as reported	$47,056	$45,100	$41,961	$39,384	$36,548
Add: Purchase accounting adjustment-securities amortization	1,964	1,892	2,275	2,599	3,106

Interest on securities including amortization	$49,020	$46,992	$44,236	$41,983	$39,654

Average securities	$8,466,946	$7,992,673	$8,015,221	$7,964,157	$7,755,567
Securities yield without purchase accounting adjustment	2.35%	2.33%	2.19%	2.11%	2.07%
Securities yield, as reported	2.25%	2.24%	2.08%	1.98%	1.91%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield)	3.33%	3.35%	3.19%	3.09%	3.08%

Net Interest Margin (tax equivalent basis), as reported	3.62%	3.82%	3.59%	3.43%	3.42%

Net income available to common shareholders, as reported	$67,137	$62,971	$55,278	$53,844	$49,305
Less: Purchase accounting adjustments, net of tax (K)	(7,677)	(12,095)	(9,476)	(6,335)	(7,560)

Net income available to common shareholders, adjusted	$59,460	$50,876	$45,802	$47,509	$41,745

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30				Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Dec 31, 2013	Balance at Mar 31, 2014	Balance at Acquisition Date	Balance at Dec 31, 2013	Balance at Mar 31, 2014		Balance at Acquisition Date	Balance at Dec 31, 2013	Balance at Mar 31, 2014
Loan marks:
Previously acquired banks (L)	$81,328	$28,040	$24,412	$28,764	$20,741	$19,929		$110,092	$48,781	$44,341
2013 acquisitions (M)	78,299	59,758	52,751	34,783	24,756	22,096		113,082	84,514	74,847

Total	$159,627	$87,798	$77,163	$63,547	$45,497	$42,025		$223,174	$133,295	$119,188

Acquired portfolio loan balances:
Previously acquired banks (L)	$1,298,380	$522,620	$466,159	$57,979	$37,724	$36,501		$1,356,359	$560,344	$502,660
2013 acquisitions (M)	2,541,268	1,936,355	1,657,646	77,300	49,256	45,626		2,618,568	1,985,611	1,703,272

Total	$3,839,648	$2,458,975	$2,123,805	$135,279	$86,980	$82,127	(N)	$3,974,927	$2,545,955	$2,205,932

(J)	Non-GAAP financial measure.
(K)	Using effective tax rate of 33.3%, 33.1%, 33.0%, 32.8% and 32.4% for the three month periods ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.
(L)	Includes Bank of Texas, Bank Arlington, American State Bank and Community National Bank, all of which were acquired in 2012.
(M)	Includes East Texas Financial Services, Coppermark and FVNB. During the fourth quarter of 2013, FVNB added $1.634 billion in loans with related purchase accounting adjustments of $60.228 million at acquisition date.
(N)	Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

	Three Months Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
YIELD TREND

Interest-Earning Assets:
Loans	5.60%	6.06%	6.06%	5.89%	6.28%
Investment securities (O)	2.25%	2.24%	2.08%	1.98%	1.91%
Federal funds sold and other earning assets	0.19%	0.29%	0.22%	0.87%	0.22%
Total interest-earning assets	3.83%	4.03%	3.80%	3.67%	3.67%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.24%	0.25%	0.28%	0.33%	0.34%
Savings and money market deposits	0.26%	0.26%	0.27%	0.30%	0.30%
Certificates and other time deposits	0.59%	0.60%	0.59%	0.61%	0.62%
Securities sold under repurchase agreements	0.28%	0.28%	0.28%	0.27%	0.26%
Other borrowings	1.23%	0.42%	0.23%	0.35%	0.41%
Junior subordinated debentures	2.53%	2.61%	2.85%	2.86%	2.88%
Total interest-bearing liabilities	0.36%	0.37%	0.37%	0.40%	0.42%

Net Interest Margin	3.57%	3.76%	3.53%	3.37%	3.36%
Net Interest Margin (tax equivalent)	3.62%	3.82%	3.59%	3.43%	3.42%

(O)	Yield on securities was impacted by net premium amortization of $12,280, $12,017, $15,136, $18,838 and $22,710 for the three month periods ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	June 30, 2013	Mar 31, 2013
Balance Sheet Averages
Total loans	$7,755,997	$7,238,438	$6,173,394	$6,114,598	$5,263,784
Investment securities	8,466,946	7,992,673	8,015,221	7,964,157	7,755,567
Federal funds sold and other earning assets	101,700	103,413	27,451	35,113	34,793

Total interest-earning assets	16,324,643	15,334,524	14,216,066	14,113,868	13,054,144
Allowance for credit losses	(67,222)	(60,170)	(56,765)	(57,754)	(53,242)
Cash and due from banks	255,297	232,666	189,082	279,271	206,990
Goodwill	1,673,216	1,560,905	1,351,236	1,331,568	1,226,332
Core deposit intangibles, net	38,754	30,641	25,938	25,893	25,244
Other real estate	7,885	7,254	9,494	19,605	11,789
Fixed assets, net	282,411	251,688	231,480	223,769	207,517
Other assets	293,330	419,122	227,738	234,710	171,589

Total assets	$18,808,314	$17,776,630	$16,194,269	$16,170,930	$14,850,363

Noninterest-bearing deposits	$4,018,094	$3,860,296	$3,308,158	$3,295,211	$2,939,621
Interest-bearing demand deposits	3,554,366	2,963,899	2,400,555	2,580,750	2,659,489
Savings and money market deposits	4,992,442	4,654,044	4,233,911	4,261,466	3,790,416
Certificates and other time deposits	2,816,701	2,712,699	2,489,848	2,543,895	2,370,499

Total deposits	15,381,603	14,190,938	12,432,472	12,681,322	11,760,025
Securities sold under repurchase agreements	347,747	398,100	455,276	471,430	448,542
Other borrowings	51,932	210,492	772,083	541,034	358,120
Junior subordinated debentures	124,231	111,172	85,055	85,055	85,055
Other liabilities	82,288	223,394	73,571	69,741	62,716
Shareholders’ equity	2,820,513	2,642,534	2,375,812	2,322,348	2,135,905

Total liabilities and equity	$18,808,314	$17,776,630	$16,194,269	$16,170,930	$14,850,363

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2014		Dec 31, 2013		Sep 30, 2013		Jun 30, 2013		Mar 31, 2013
Period End Balances

Loan Portfolio
Commercial and other	$1,312,405	16.9%	$1,322,975	17.0%	$1,028,799	16.6%	$999,677	16.2%	$760,531	14.5%
Construction	888,985	11.5%	865,511	11.1%	703,193	11.4%	694,585	11.2%	575,307	10.9%
1-4 family residential	1,906,480	24.7%	1,870,365	24.2%	1,503,771	24.4%	1,452,268	23.7%	1,338,936	25.5%
Home equity	263,966	3.4%	261,355	3.4%	211,742	3.4%	208,739	3.4%	203,815	3.9%
Commercial real estate	2,709,386	34.9%	2,753,797	35.3%	2,304,862	37.2%	2,390,820	38.6%	1,993,518	37.8%
Agriculture (includes farmland)	512,857	6.6%	531,258	6.8%	321,518	5.2%	314,945	5.1%	286,789	5.4%
Consumer and other	158,321	2.0%	169,960	2.2%	108,704	1.8%	111,449	1.8%	104,128	2.0%

Total loans	$7,752,400		$7,775,221		$6,182,589		$6,172,483		$5,263,024

Deposit Types
Noninterest-bearing DDA	$4,142,042	26.9%	$4,108,835	26.9%	$3,368,357	27.0%	$3,283,082	26.0%	$2,995,828	25.6%
Interest-bearing DDA	3,446,375	22.3%	3,470,316	22.7%	2,366,997	19.0%	2,483,428	19.9%	2,521,998	21.5%
Money market	3,468,016	22.4%	3,320,062	21.7%	2,834,172	22.8%	2,868,880	23.0%	2,509,501	21.4%
Savings	1,630,395	10.5%	1,571,504	10.3%	1,413,153	11.3%	1,371,214	11.0%	1,345,044	11.5%
Certificates and other time deposits	2,773,229	17.9%	2,820,554	18.4%	2,473,120	19.9%	2,502,046	20.1%	2,341,096	20.0%

Total deposits	$15,460,057		$15,291,271		$12,455,799		$12,508,650		$11,713,467

Loan to Deposit Ratio	50.1%		50.8%		49.6%		49.3%		44.9%

Construction Loans
Single family residential construction	$292,137	32.6%	$271,491	30.9%	$239,980	33.5%	$234,257	32.9%	$177,218	30.6%
Land development	73,974	8.2%	83,820	9.6%	60,927	8.6%	63,857	9.0%	42,520	7.4%
Raw land	55,384	6.2%	48,996	5.6%	52,789	7.4%	59,701	8.4%	46,672	8.1%
Residential lots	118,733	13.2%	122,449	14.0%	95,361	13.4%	91,018	12.8%	93,598	16.2%
Commercial lots	99,300	11.1%	103,878	11.9%	58,085	8.2%	60,960	8.6%	64,394	11.2%
Commercial construction and other	257,942	28.7%	244,124	28.0%	204,940	28.9%	200,633	28.3%	153,047	26.5%
Net unaccreted discount	(8,485)		(9,247)		(8,889)		(15,841)		(2,142)

Total construction loans	$888,985		$865,511		$703,193		$694,585		$575,307

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013
Asset Quality
Nonaccrual loans	$7,714	$10,231	$4,954	$4,295	$7,529
Accruing loans 90 or more days past due	3,519	4,947	283	325	642

Total nonperforming loans	11,233	15,178	5,237	4,620	8,171
Repossessed assets	91	27	18	—	49
Other real estate	7,372	7,299	7,432	10,244	9,913

Total nonperforming assets	$18,696	$22,504	$12,687	$14,864	$18,133

Nonperforming assets:
Commercial and industrial	$4,748	$3,153	$1,223	$1,191	$3,896
Construction, land development and other land loans	4,053	4,558	4,611	5,898	3,678
1-4 family residential (including home equity)	5,435	6,279	2,441	2,112	3,746
Commercial real estate (including multi-family residential)	4,196	8,033	4,233	4,330	5,533
Agriculture (includes farmland)	104	279	23	1,213	1,183
Consumer and other	160	202	156	120	97

Total	$18,696	$22,504	$12,687	$14,864	$18,133

Number of loans/properties	164	203	128	123	124

Allowance for credit losses at end of period	$67,096	$67,282	$59,913	$56,176	$55,049

Net charge-offs:
Commercial and industrial	$81	$7	$119	$148	$59
Construction, land development and other land loans	(17)	(12)	(30)	124	(56)
1-4 family residential (including home equity)	131	21	15	35	102
Commercial real estate (including multi-family residential)	60	(311)	(471)	801	(57)
Agriculture (includes farmland)	(81)	(85)	13	13	(7)
Consumer and other	612	876	642	302	274

Total	$786	$496	$288	$1,423	$315

Asset Quality Ratios
Nonperforming assets to average earning assets	0.11%	0.15%	0.09%	0.11%	0.14%
Nonperforming assets to loans and other real estate	0.24%	0.29%	0.20%	0.24%	0.34%
Net charge-offs to average loans (annualized)	0.04%	0.03%	0.02%	0.09%	0.02%
Allowance for credit losses to total loans	0.87%	0.87%	0.97%	0.91%	1.05%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.18%	1.25%	1.20%	1.18%	1.25%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non–GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three Months Ended
	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013

Return on average tangible common equity:
Net income	$67,137	$62,971	$55,278	$53,844	$49,305

Average shareholders’ equity	$2,820,513	$2,642,534	$2,375,812	$2,322,348	$2,135,905
Less: Average goodwill and other intangible assets	(1,711,970)	(1,591,546)	(1,377,174)	(1,357,461)	(1,251,576)

Average tangible shareholders’ equity	$1,108,543	$1,050,988	$998,638	$964,887	$884,329
Return on average tangible common equity (D)	24.23%	23.97%	22.14%	22.32%	22.30%

Tangible book value per share:
Shareholders’ equity	$2,840,754	$2,786,818	$2,389,112	$2,345,282	$2,149,455
Less: Goodwill and other intangible assets	(1,711,706)	(1,712,121)	(1,377,015)	(1,377,522)	(1,262,257)

Tangible shareholders’ equity	$1,129,048	$1,074,697	$1,012,097	$967,760	$887,198

Period end shares outstanding	66,261	66,048	60,383	60,315	57,014
Tangible book value per share:	$17.04	$16.27	$16.76	$16.05	$15.56

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$1,129,048	$1,074,697	$1,012,097	$967,760	$887,198

Total assets	$18,913,133	$18,642,028	$16,054,279	$16,270,718	$15,081,314
Less: Goodwill and other intangible assets	(1,711,706)	(1,712,121)	(1,377,015)	(1,377,522)	(1,262,257)

Tangible assets	$17,201,427	$16,929,907	$14,677,264	$14,893,196	$13,819,057

Tangible equity to tangible assets ratio	6.56%	6.35%	6.90%	6.50%	6.42%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Mar 31, 2014	Dec 31, 2013	Mar 31, 2013

Allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$67,096	$67,282	$55,049

Total loans	$7,752,400	$7,775,221	$5,263,024
Less: Fair value of acquired loans accounted for under ASC Topics 310-20 and 310-30 (does not include new production)	$2,086,744	$2,412,660	$853,751

Total loans less acquired loans	$5,665,656	$5,362,561	$4,409,273
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.18%	1.25%	1.25%